Exhibit 99.1

News Announcement

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS

SECOND QUARTER DILUTED EPS OF $0.43

- Second Quarter EBITDA of $172.8 Million Exceeds Guidance -

- Establishes 2007 Third Quarter Guidance -

Wyomissing, Penn., (July 26, 2007) – Penn National Gaming, Inc. (PENN: Nasdaq) today reported second quarter operating results for the period ended June 30, 2007, as summarized below.

Summary of Second Quarter Results

	Three Months Ended June 30,
(in millions, except per share data)	2007	2007 Guidance (2)	2006
Net revenues	$625.2	$626.0	$537.8
EBITDA (1)	172.8	167.9	155.1
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, charge for stock compensation and other expenses	(134.5)	(127.7)	(112.4)
Net income	$38.3	$40.2	$42.7

Diluted earnings per share	$0.43	$0.46	$0.49

(1)          EBITDA is income from operations, excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from operations per GAAP to EBITDA is included in the accompanying financial schedules.

(2)          The figures in this column present the guidance Penn National Gaming provided on April 26, 2007 for the quarter ended June 30, 2007.

Review of Second Quarter 2007 Results vs. Guidance and Second Quarter 2006 Results

	Three Months Ended June 30,
		2007 Guidance
	2007 Actual	(1)	2006 Actual
Diluted earnings per share	$0.43	$0.46	$0.49
Merger-related costs	0.03	—	—
Currency translation loss	0.03	—	—
Diluted earnings per share before merger-related costs and currency translation loss	$0.49	$0.46	$0.49

(1)          The figures in this column present the guidance Penn National Gaming provided on April 26, 2007 for the quarter ended June 30, 2007.

In the three months ended June 30, 2007, the Company recorded after-tax merger-related costs of $2.2 million or $0.03 per diluted share related to the previously announced merger with certain funds managed by affiliates of Fortress Investment Group LLC and Centerbridge Partners, L.P.

In the three months ended June 30, 2007, the Company recorded a non-cash pre-tax currency translation loss of $3.8 million ($2.4 million, net of taxes, or $0.03 per diluted share) related to Canadian currency fluctuations for FIN 48 estimated tax reserves.

Commenting on the results, Peter M. Carlino, Chairman and Chief Executive Officer of Penn National Gaming said, “Penn National’s record second quarter EBITDA reflects positive operating trends at many of our existing properties — some of which are benefiting from recent capital investments, contributions from our two Gulf Coast facilities, which were closed or provided minimal EBITDA a year ago, and a partial quarter’s contribution from Zia Park Racetrack and its Black Gold Casino, which we acquired in mid-April.  The overall strength of our portfolio of regionally diversified gaming properties offset competitive pressures in Joliet, which were amplified by the incremental Illinois tax on our Chicagoland facilities, negative year-over-year comparisons in Baton Rouge, as this market continues to experience post-hurricane stabilization, the impact of increased insurance costs, expenses related to our support of local referenda in Kansas and West Virginia and costs associated with the previously announced merger with certain funds managed by affiliates of Fortress Investment Group LLC and Centerbridge Partners, L.P.

“Early in the quarter, Argosy Casino Riverside opened its $58 million, nine-story, 258-room hotel and spa, which features expanded ballroom, function and meeting space and was completed below budget.  The complex, located a few minutes from downtown Kansas City, is ramping up and attracting corporate business and private parties.  In terms of occupancy rates, we expect to continue to see improvement, as occupancy has increased in the hotel every month since opening.  In West Virginia, we opened our latest expansion at Charles Town in the second quarter, bringing the total slot count at the property to approximately 5,000 units.  This has resulted in meaningful increases in our slot business over the weekend periods and during special events.  We expect this trend to continue in the same manner that our previous expansions at the property have driven incremental revenue.

“In June, citizens in Jefferson County West Virginia, voted against approving table games at Charles Town Races and Slots.  According to the West Virginia Lottery Racetrack Table Games Act, Charles Town will have to wait at least two years before it can propose another table game referendum vote. While we remain excited about the long-term growth prospects for the facility, and have continued construction of a 153-room hotel, the result of the referendum has caused us to re-evaluate our planned next phase of expansion at Charles Town and to postpone our plans for additional floor space to accommodate table games.

“In terms of new acquisitions for the Company, early in the second quarter, Penn National was delighted to add Zia Park Racetrack and its Black Gold Casino to its diverse portfolio of gaming and racing assets.  This property, with 750 slot machines, represents the Company’s fourth integrated racing and gaming facility and contributed approximately $6.5 million of EBITDA to our 2007 second quarter results.  In addition, the Company recently announced the purchase of the Sanford-Orlando Kennel Club, which is situated on 26 acres in Orlando, Florida, and offers year-round greyhound racing.  Sanford is a relatively small pari-mutuel operation, which we believe may have future opportunities for expanded gaming.  Along with the purchase, we also secured a right of first refusal to acquire the Sarasota Kennel Club.  Sarasota runs year-round greyhound meets and has a poker room.  As structured, the economics of the transaction are attractive given the upside of the opportunity and the fact that Sanford-Orlando Kennel Club is cash flow positive.  The purchase of Sanford-Orlando Kennel Club is expected to close in the 2007 fourth quarter and is subject to several conditions, including approval by Florida’s Department of Business and Professional Regulation.

“We also continue to make progress with other new growth opportunities. Notably, during the second quarter, we moved forward with our plans to develop a hotel casino resort in Cherokee County in southeastern Kansas.  In June, citizens there overwhelmingly approved a referendum to authorize gaming in the County.  In July, we appeared before the Cherokee County Commissioners to provide details of our proposed $250 million destination resort, which would include an eleven story, 250-room hotel with 13 luxury suites, 1,200 slot machines, 40 table games, a spa, fitness center, convention space and other amenities.  An endorsement of the County Commissioners is a prerequisite in submitting an application to the Kansas Lottery Commission for consideration as a Lottery Gaming Facility Manager.  On July 23, the Cherokee County Commissioners voted unanimously in favor of an Exclusive Endorsement of Penn National’s proposed project and, in a separate motion, voted unanimously to enter into a predevelopment agreement with the Company.  Accordingly, we expect to submit our completed application to the Lottery Commission by the State-imposed deadline of September 6, 2007.

“Penn National continues to benefit from the diversification afforded by our portfolio of regional gaming properties, well-planned expansion projects and select, economically sound acquisitions.  In 2008, we expect to complete three significant projects, including the Hollywood Casino racing and gaming facility at Penn National Race Course, the permanent Hollywood Slots at Bangor facility, which will be called the Hollywood Slots Hotel and Raceway, and much needed additional parking at Lawrenceburg.  With the exception of the postponement of further gaming floor space expansion at Charles Town, all of the Company’s development and expansion projects remain on track with our previously disclosed timetables and budgets.

“With the guidance and support of our Board of Directors, Penn National’s management team has consistently demonstrated its commitment to generate value for our shareholders and, in June, the Company announced that it had entered into a definitive agreement to be acquired by certain funds managed by affiliates of Fortress Investment Group LLC (FIG: NYSE) and Centerbridge Partners LP whereby Penn National Gaming shareholders will receive $67.00 in cash for each outstanding Penn National share.  The Board of Directors of Penn National Gaming has determined that the merger is fair to, and in the best interests of, Penn National and its shareholders, and recommends that Penn National Gaming shareholders approve the merger.  The transaction is expected to be completed in approximately eleven to fifteen months, and is subject to shareholder and regulatory approvals, as well as satisfaction of certain customary conditions.  Penn National Gaming will file a preliminary proxy statement with the Securities and Exchange Commission shortly that will provide additional information on the transaction.  We look forward to working with Fortress and Centerbridge to ensure the ongoing competitiveness of our facilities and deliver new entertainment experiences to consumers in the markets where we have development projects, while adhering to our long-term strategies and business model.”

Development and Expansion Projects

The table below outlines Penn National Gaming’s current pipeline of new or expanded facilities:

			Amount
	New	Planned	Expended	Expected
	Gaming	Total	through	Opening
Project/Scope	Positions	Budget	June 30, 2007	Date
		(in millions)
Charles Town (WV) - Construction of 153-room hotel.	—	$21	$2	3rd Quarter 2008

Argosy Casino Lawrenceburg (IN) - New two-level 270,000 square foot gaming barge, an additional 1,500 space parking garage and road and infrastructure improvements. The gaming barge will allow 4,000 positions on one level, and another 400 positions will be added to the second level, along with restaurants and other amenities on the gaming barge.	1,600	$310	$81	Parking facility - 2nd Quarter 2008 Gaming facility - 2nd Quarter 2009

Hollywood Casino at Penn National Race Course (PA) - Building an integrated racing and gaming facility. Budget includes a $50 million license fee and the purchase of an initial 2,000 slot machines (with the building size sufficient to add 1,000 additional machines), a 2,500 space parking garage and several restaurants.	2,000	$310	$148	1st Quarter 2008

Hollywood Slots Hotel and Raceway (ME) - Building a permanent facility, which will include a 1,500 slot facility (1,000 slot machines at opening), a 152- room hotel, 1,500 space parking garage and several restaurants.	525	$131	$28	3rd Quarter 2008

Financial Guidance

The following table sets forth current guidance targets for continuing operations for the 2007 third quarter and full year, based on the following assumptions:

•                  Increased competition related to new facility openings in the St. Louis market in the fourth quarter of 2007;

•                  Pre-opening costs at Hollywood Casino at Penn National Race Course of $2.5 million in the third quarter and $9.8 million for full year 2007;

•                  There will be a reduction in property insurance and related costs, with an annualized benefit of $8.2 million beginning in August;

•                  The 3% tax surcharge continues to be expensed and paid into escrow at Hollywood Casino Aurora and Empress Casino Joliet;

•                  The Illinois “hold harmless” tax minimum guarantee is assumed to continue in the third and fourth quarter;

•                  Penn National Gaming is currently required by the Illinois Gaming Board to reach a definitive sales agreement for the Empress Casino Hotel by June 30, 2008.  However, the results of Empress Casino Hotel remain included in continuing operations as the Company assumes that the accounting standards for treating properties as “assets held for sale” will not be met in 2007; as such, the results from the property are included in our 2007 third quarter and full year guidance;

•                  Sanford-Orlando Kennel Club will close in the fourth quarter of 2007, with no significant financial impact;

•                  Depreciation and amortization are projected to increase in the third quarter by $6.1 million and the full year 2007 by $22.9 million over the comparable prior year periods;

•                  Full year 2007 results will reflect a pre-tax non-cash charge for stock compensation of $26.1 million ($18.9 million, net of taxes, or $0.22 per diluted share);

•                  The effective tax rate for federal, state and local income taxes for the third quarter and full year 2007 will be 45.0% and 45.5%, respectively, reflecting the impact of better operating results in jurisdictions with higher state income tax, material amounts of non-deductible lobbying expenses, non-deductible merger-related costs and FIN 48 costs;

•                  The Company will have approximately 87.9 million diluted shares outstanding as of December 31, 2007;  and,

•                  There will be no material changes in economic conditions, applicable legislation or regulation, world events, weather, or other circumstances beyond our control that may adversely affect the Company’s results of operations.

Financial Guidance (continued)

	Three Months Ended		Full Year Ended
	September 30,	September 30,	2007 Revised	2007 Prior	2006
(in millions, except per share data)	2007 Guidance	2006 Actual	Guidance	Guidance	Actual
Net revenues	$640.6	$586.1	$2,473.3	$2,478.0	$2,244.5
EBITDA (1)	178.6	162.8	676.2	668.6	629.2
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, charge for stock compensation and other expenses	(131.9)	(122.4)	(510.1)	(503.1)	(469.4)
Net income from continuing operations before merger- related costs, charge for early extinguishment of debt, hurricane and goodwill impairment	46.7	40.4	166.1	165.5	159.8
Merger-related costs	—	—	(2.2)	—	—
Charge for early extinguishment of debt, net of tax	—	—	—	—	(6.5)
Hurricane, net of tax	—	—	—	—	81.8
Goodwill impairment, net of tax	—	—	—	—	(22.0)
Net income from continuing operations GAAP	$46.7	$40.4	$163.9	$165.5	$213.1
Diluted earnings per share before merger-related costs, charge for early extinguishment of debt, hurricane and goodwill impairment	$0.53	$0.47	$1.89	$1.89	$1.84
EPS impact of merger-related costs, charge for early extinguishment of debt, hurricane and goodwill impairment	—	—	(0.03)	—	0.62
Diluted earnings per share from continuing operations	$0.53	$0.47	$1.86	$1.89	$2.46

(1)          EBITDA is income from operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, hurricane and goodwill impairment, and is inclusive of earnings from joint venture.

2006 EBITDA to 2007 EBITDA Guidance Reconciliation

	Three Months	Full Year
	Ended	Ended
(in millions)	September 30,	December 31,

2006 EBITDA Actual (1)	$162.8	$629.2

Existing Operations/Corporate	9.2	52.1
Zia Park	7.8	22.0
Insurance Costs	1.3	(10.7)
Pre-Opening Expenses	(2.5)	(9.8)
Incremental Illinois 3% Tax	—	(6.6)

2007 EBITDA Guidance (1)	$178.6	$676.2

(1)          EBITDA is income from operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, hurricane and goodwill impairment, and is inclusive of earnings from joint venture.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information - Operations

(in thousands) (unaudited)

	NET REVENUES		EBITDA (1)
	Three Months Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006
Charles Town Entertainment Complex	$129,140	$122,452	$37,767	$35,405
Argosy Casino Lawrenceburg	121,236	114,994	40,820	37,982
Hollywood Casino Aurora	64,052	60,703	20,593	20,120
Empress Casino Hotel	58,493	59,736	14,132	17,263
Argosy Casino Riverside	43,117	37,607	14,072	12,443
Hollywood Casino Baton Rouge	34,041	35,447	14,347	15,533
Argosy Casino Alton	30,366	28,205	8,627	7,692
Hollywood Casino Tunica	26,375	26,899	6,217	6,974
Hollywood Casino Bay St. Louis (2)	25,466	(22)	5,222	—
Argosy Casino Sioux City	13,835	13,196	4,671	4,251
Boomtown Biloxi (2)	22,671	1,010	7,265	262
Hollywood Slots at Bangor	11,985	10,104	3,622	2,784
Bullwhackers	7,483	7,036	976	916
Zia Park (3)	16,913	—	6,490	—
Casino Rama management service contract	4,341	4,921	3,984	4,564
Pennsylvania Racing Operations	13,530	13,073	79	553
Raceway Park	2,200	2,412	(195)	(87)
Earnings from Pennwood Racing, Inc.	—	—	325	574
Corporate overhead	—	—	(16,256)	(12,095)
Total	$625,244	$537,773	$172,758	$155,134

	NET REVENUES		EBITDA (1)
	Six Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Charles Town Entertainment Complex	$248,736	$239,370	$74,552	$69,554
Argosy Casino Lawrenceburg	243,094	235,157	82,526	78,741
Hollywood Casino Aurora	128,552	122,453	41,264	41,519
Empress Casino Hotel	118,106	120,052	27,378	34,784
Argosy Casino Riverside	84,832	76,602	27,138	25,601
Hollywood Casino Baton Rouge	68,922	78,567	28,978	36,602
Argosy Casino Alton	61,229	57,724	17,417	15,875
Hollywood Casino Tunica	52,971	55,057	13,025	14,900
Hollywood Casino Bay St. Louis (2)	48,950	—	9,648	—
Argosy Casino Sioux City	27,952	27,247	9,300	8,969
Boomtown Biloxi (2)	46,738	1,010	15,347	262
Hollywood Slots at Bangor	22,961	18,814	6,731	4,978
Bullwhackers	14,614	13,622	1,761	1,542
Zia Park (3)	16,913	—	6,490	—
Casino Rama management service contract	7,815	9,308	7,172	8,632
Pennsylvania Racing Operations	25,384	26,160	(349)	1,470
Raceway Park	3,733	4,432	(373)	(66)
Earnings from Pennwood Racing, Inc.	—	—	365	987
Corporate overhead	—	—	(27,913)	(24,401)
Total	$1,221,502	$1,085,575	$340,457	$319,949

(1)          EBITDA is income from operations excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from operations per GAAP to EBITDA is included in the accompanying financial schedules.

(2)        Hollywood Casino Bay St. Louis and Boomtown Biloxi were closed effective August 28, 2005 due to hurricane damage.  Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

(3)          Reflects results since the April 16, 2007 acquisition effective date.

Reconciliation of EBITDA to Net Income (GAAP)

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

 (in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
EBITDA	$172,758	$155,134	$340,457	$319,949
Earnings from joint venture	(325)	(574)	(365)	(987)
Depreciation and amortization	(37,622)	(27,728)	(72,980)	(57,446)
Charge for stock compensation	(6,256)	(5,493)	(12,854)	(10,404)
Gain (loss) on disposals	(135)	498	(1,058)	(374)
Income from operations	$128,420	$121,837	$253,200	$250,738
Interest expense	(51,302)	(47,766)	(99,649)	(96,195)
Interest income	1,289	867	2,165	1,770
Earnings from joint venture	325	574	365	987
Other	(5,476)	184	(5,704)	74
Charge for early extinguishment of debt	—	—	—	(10,022)
Taxes on income	(34,957)	(33,001)	(69,137)	(62,674)
Net income	$38,299	$42,695	$81,240	$84,678

Reconciliation of Income from Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended June 30, 2007

					Earnings
	Income	Charge for	Depreciation	(Gain)/loss	from
	from	stock	and	on disposal of	joint
	operations	compensation	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$31,295	$—	$6,472	$—	$—	$37,767
Argosy Casino Lawrenceburg	36,549	—	4,292	(21)	—	40,820
Hollywood Casino Aurora	18,409	—	2,184	—	—	20,593
Empress Casino Hotel	11,083	—	3,049	—	—	14,132
Argosy Casino Riverside	10,388	—	3,684	—	—	14,072
Hollywood Casino Baton Rouge	12,164	—	2,120	63	—	14,347
Argosy Casino Alton	6,538	—	2,089	—	—	8,627
Hollywood Casino Tunica	4,363	—	1,868	(14)	—	6,217
Hollywood Casino Bay St. Louis (1)	2,024	—	3,198	—	—	5,222
Argosy Casino Sioux City	3,556	—	1,115	—	—	4,671
Boomtown Biloxi (1)	4,570	—	2,722	(27)	—	7,265
Hollywood Slots at Bangor	2,556	—	1,066	—	—	3,622
Bullwhackers	448	—	528	—	—	976
Zia Park (2)	5,460	—	1,030	—	—	6,490
Casino Rama management service contract	3,984	—	—	—	—	3,984
Pennsylvania Racing Operations	(357)	—	408	28	—	79
Raceway Park	(274)	—	79	—	—	(195)
Earnings from Pennwood Racing, Inc.	—	—	—	—	325	325
Corporate overhead	(24,336)	6,256	1,718	106	—	(16,256)
Total	$128,420	$6,256	$37,622	$135	$325	$172,758

Three Months Ended June 30, 2006

					Earnings
	Income	Charge for	Depreciation	(Gain)/loss	from
	from	stock	and	on disposal of	joint
	operations	compensation	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$30,894	$—	$4,871	$(360)	$—	$35,405
Argosy Casino Lawrenceburg	33,724	—	4,256	2	—	37,982
Hollywood Casino Aurora	18,029	—	2,259	(168)	—	20,120
Empress Casino Hotel	14,478	—	2,794	(9)	—	17,263
Argosy Casino Riverside	9,686	—	2,759	(2)	—	12,443
Hollywood Casino Baton Rouge	13,455	—	2,067	11	—	15,533
Argosy Casino Alton	5,464	—	2,228	—	—	7,692
Hollywood Casino Tunica	5,198	—	1,775	1	—	6,974
Hollywood Casino Bay St. Louis (1)	(218)	—	197	21	—	—
Argosy Casino Sioux City	3,161	—	1,090	—	—	4,251
Boomtown Biloxi (1)	262	—	—	—	—	262
Hollywood Slots at Bangor	1,797	—	987	—	—	2,784
Bullwhackers	386	—	524	6	—	916
Casino Rama management service contract	4,564	—	—	—	—	4,564
Pennsylvania Racing Operations	204	—	349	—	—	553
Raceway Park	(200)	—	113	—	—	(87)
Earnings from Pennwood Racing, Inc.	—	—	—	—	574	574
Corporate overhead	(19,047)	5,493	1,459	—	—	(12,095)
Total	$121,837	$5,493	$27,728	$(498)	$574	$155,134

(1)          Income from operations and EBITDA for the three months ended June 30, 2006 reflects the closure of Hollywood Casino Bay St. Louis and Boomtown Biloxi, which incurred extensive hurricane damage in August 2005.  Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

(2)          Reflects results since the April 16, 2007 acquisition effective date.

Reconciliation of Income from Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Six Months Ended June 30, 2007

	Income				Earnings
	from	Charge for	Depreciation	(Gain)/loss	from
	continuing	stock	and	on disposal of	joint
	operations	compensation	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$62,018	$—	$12,534	$—	$—	$74,552
Argosy Casino Lawrenceburg	73,963	—	8,584	(21)	—	82,526
Hollywood Casino Aurora	36,741	—	4,523	—	—	41,264
Empress Casino Hotel	21,684	—	6,081	(387)	—	27,378
Argosy Casino Riverside	20,395	—	6,817	(74)	—	27,138
Hollywood Casino Baton Rouge	24,751	—	4,176	51	—	28,978
Argosy Casino Alton	13,294	—	4,122	1	—	17,417
Hollywood Casino Tunica	9,367	—	3,692	(34)	—	13,025
Hollywood Casino Bay St. Louis (1)	3,263	—	6,348	37	—	9,648
Argosy Casino Sioux City	7,078	—	2,222	—	—	9,300
Boomtown Biloxi (1)	10,128	—	5,246	(27)	—	15,347
Hollywood Slots at Bangor	4,614	—	2,117	—	—	6,731
Bullwhackers	584	—	1,159	18	—	1,761
Zia Park (2)	5,460	—	1,030	—	—	6,490
Casino Rama management service contract	7,172	—	—	—	—	7,172
Pennsylvania Racing Operations	(2,472)	—	775	1,348	—	(349)
Raceway Park	(521)	—	150	(2)	—	(373)
Earnings from Pennwood Racing, Inc.	—	—	—	—	365	365
Corporate overhead	(44,319)	12,854	3,404	148	—	(27,913)
Total	$253,200	$12,854	$72,980	$1,058	$365	$340,457

Six Months Ended June 30, 2006

	Income				Earnings
	from	Charge for	Depreciation	(Gain)/loss	from
	continuing	stock	and	on disposal of	joint
	operations	compensation	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$60,384	$—	$9,528	$(358)	$—	$69,554
Argosy Casino Lawrenceburg	69,870	—	8,891	(20)	—	78,741
Hollywood Casino Aurora	37,244	—	4,443	(168)	—	41,519
Empress Casino Hotel	27,877	—	6,907	—	—	34,784
Argosy Casino Riverside	19,920	—	5,646	35	—	25,601
Hollywood Casino Baton Rouge	31,572	—	4,177	853	—	36,602
Argosy Casino Alton	10,905	—	4,970	—	—	15,875
Hollywood Casino Tunica	11,029	—	3,869	2	—	14,900
Hollywood Casino Bay St. Louis (1)	(374)	—	353	21	—	—
Argosy Casino Sioux City	6,988	—	1,978	3	—	8,969
Boomtown Biloxi (1)	262	—	—	—	—	262
Hollywood Slots at Bangor	3,130	—	1,848	—	—	4,978
Bullwhackers	492	—	1,044	6	—	1,542
Casino Rama management service contract	8,632	—	—	—	—	8,632
Pennsylvania Racing Operations	849	—	621	—	—	1,470
Raceway Park	(179)	—	113	—	—	(66)
Earnings from Pennwood Racing, Inc.	—	—	—	—	987	987
Corporate overhead	(37,863)	10,404	3,058	—	—	(24,401)
Total	$250,738	$10,404	$57,446	$374	$987	$319,949

(1)          Income from operations and EBITDA for the six months ended June 30, 2006 reflects the closure of Hollywood Casino Bay St. Louis and Boomtown Biloxi, which incurred extensive hurricane damage in August 2005.  Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

(2)          Reflects results since the April 16, 2007 acquisition effective date.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenues
Gaming	$570,281	$490,804	$1,119,374	$994,254
Management service fee	4,341	4,921	7,815	9,308
Food, beverage and other	82,894	66,052	156,664	132,187

Gross revenues	657,516	561,777	1,283,853	1,135,749
Less promotional allowances	(32,272)	(24,004)	(62,351)	(50,174)
Net revenues	625,244	537,773	1,221,502	1,085,575

Operating expenses
Gaming	297,086	254,638	581,377	510,223
Food, beverage and other	63,123	54,980	121,453	108,652
General and administrative	98,993	78,590	192,492	158,516
Depreciation and amortization	37,622	27,728	72,980	57,446
Total operating expenses	496,824	415,936	968,302	834,837
Income from operations	128,420	121,837	253,200	250,738

Other income (expenses)
Interest expense	(51,302)	(47,766)	(99,649)	(96,195)
Interest income	1,289	867	2,165	1,770
Earnings from joint venture	325	574	365	987
Other	(5,476)	184	(5,704)	74
Loss on early extinguishment of debt	—	—	—	(10,022)
Total other expenses	(55,164)	(46,141)	(102,823)	(103,386)

Income from operations before income taxes	73,256	75,696	150,377	147,352
Taxes on income	34,957	33,001	69,137	62,674
Net income	$38,299	$42,695	$81,240	$84,678

Basic earnings per share	$0.45	$0.51	$0.96	$1.01
Diluted earnings per share	$0.43	$0.49	$0.93	$0.98

Weighted average shares outstanding

Basic	85,176	84,333	85,034	83,991
Diluted	88,069	86,729	87,784	86,435

Zia Park - Results for the Three and Six Months Ended June 30, 2007 and 2006

On April 16, 2007, pursuant to the Asset Purchase Agreement dated November 7, 2006 among Zia Partners, LLC (“Zia”), Zia Park LLC (the “Buyer”), one of Penn National Gaming’s wholly-owned subsidiaries, and (solely with respect to specified sections thereof which relate to our guarantee of the Buyer’s payment and performance) Penn National Gaming, the Buyer completed the acquisition of the Black Gold Casino and Zia Park Racetrack and all related assets of Zia (“Zia Park”) for a purchase price of $200 million in cash, subject to a working capital adjustment and certain other adjustments, as well as the assumption of specified liabilities of Zia.

The tables below summarize the operating performance of Zia Park during the three and six month periods ended June 30, 2007 and 2006.  Although Penn National Gaming did not own Zia Park during the entire three and six month periods ended June 30, 2007 and 2006, the Company believes that this data is useful to investors in considering the value this transaction brings to Penn National.

	NET REVENUES (1)		EBITDA (1) (2)
	(in thousands)		(in thousands)
	For the Period April 16-	Three Months Ended	For the Period April 16-	Three Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Zia Park	$16,913	$16,776	$6,490	$6,351

	NET REVENUES (1)		EBITDA (1) (2)
	(in thousands)		(in thousands)
	For the Period April 16-	Six Months Ended	For the Period April 16-	Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Zia Park	$16,913	$34,254	$6,490	$12,929

(1)          2007 net revenues and EBITDA reflects results since the April 16, 2007 acquisition effective date, while 2006 net revenues and EBITDA reflects results for the entire three and six month periods ended June 30, 2006.

(2)          EBITDA is income from operations, excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from operations per GAAP to EBITDA is included in the accompanying financial schedules.

ZIA PARK

Property Information

(in thousands) (unaudited)

Three Months Ended June 30, 2006

Reconciliation of Income from Operations (GAAP) to Adjusted EBITDA

	Income	Depreciation
	from	and
	operations	amortization	EBITDA (1)
Zia Park	$5,535	$816	6,351

ZIA PARK

Property Information

(in thousands) (unaudited)

Six Months Ended June 30, 2006

Reconciliation of Income from Operations (GAAP) to Adjusted EBITDA

	Income	Depreciation
	from	and
	operations	amortization	EBITDA (1)
Zia Park	$11,257	$1,672	12,929

(1)          EBITDA is income from operations, excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from operations per GAAP to EBITDA is included in the accompanying financial schedules.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA, or earnings before interest, taxes, charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  EBITDA information is presented as a supplemental disclosure, as management believes that it is a widely used measure of performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with GAAP.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  Diluted earnings per share before merger-related costs and currency translation loss is presented solely as a supplemental disclosure, as management believes that it is a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better indicator of the Company’s operating results than diluted net income per share per GAAP.  A reconciliation of the Company’s EBITDA to net income per GAAP, as well as the Company’s EBITDA to income from operations per GAAP, is included in the accompanying financial schedules.

A reconciliation of each property’s EBITDA to income from operations is included in the financial schedules herein.  On a property level, EBITDA is reconciled to income from operations per GAAP, rather than net income per GAAP due to, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

About Penn National Gaming

Penn National Gaming owns and operates gaming and racing facilities with a focus on slot machine entertainment.  The Company presently operates eighteen facilities in fourteen jurisdictions including Colorado, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn National’s operated facilities feature nearly 23,000 slot machines, over 400 table games, approximately 1,731 hotel rooms and approximately 808,000 square feet of gaming floor space.  Penn National Gaming recently announced plans to acquire the Sanford-Orlando Kennel Club in Longwood, Florida.

Penn National Gaming has elected to not conduct a conference call or webcast in connection with the release of its 2007 second quarter results.  On June 15, 2007, the Company announced that it had entered into a definitive agreement to be acquired by certain funds managed by affiliates of

Fortress Investment Group LLC (FIG: NYSE) and Centerbridge Partners LP whereby Penn National Gaming shareholders will receive $67.00 in cash for each outstanding Penn National Gaming share.  In connection with the proposed merger, Penn National Gaming expects to file a preliminary proxy statement with the Securities and Exchange Commission shortly that will provide additional information on the transaction.

About the Transaction

In connection with the proposed merger, Penn National Gaming will be filing documents including a proxy statement with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Penn National Gaming, Inc. at the SEC’s Web site at http://www.sec.gov.  The proxy statement and such other documents may also be obtained for free by directing such request to Penn National Gaming, Inc. Investor Relations, 825 Berkshire Boulevard, Wyomissing, PA  19610 or on the Company’s website at www.pngaming.com.  Penn National Gaming and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger.  Information regarding the interests Penn National Gaming’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Penn describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006.  Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in or adjacent to the jurisdictions in which we do business; increases in our effective rate of taxation at any of our properties or at the corporate level; the activities of our competitors; successful completion of the various capital projects at our gaming and pari-mutuel facilities; the existence of attractive acquisition candidates, the costs and risks involved in the pursuit of those acquisitions and our ability to integrate those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for new businesses; our dependence on key personnel; the risks involved in divesting the Empress Casino Hotel in Joliet, Illinois, pursuant to an agreement with the Illinois Gaming Board, including without limitation receiving an acceptable purchase price; the availability and cost of financing; the maintenance of agreements with our horsemen, pari-mutuel clerks and other organized labor groups; the impact of terrorism and other international hostilities; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement with Fortress and Centerbridge; the outcome of any legal proceedings that may be instituted against the Company related to the proposed agreement; the inability to complete the transaction due to the failure to obtain shareholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; risks that the proposal transaction disrupts current plans and operations and the potential difficulties in key employee retention as a result of the transaction; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and lodging industries in particular; construction factors, including delays, increased costs for labor and materials, Fortress and Centerbridge’s access to available and reasonable financing on a timely basis; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation.  Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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